Vocus Announces Record Results for First Quarter 2007

Q1 Revenue Up 52% Year-Over-Year and Cash Flow from Operations up 73%

LANHAM, MD: May 1, 2007 — Vocus, Inc. (NASDAQ: VOCS), a leading provider of on-demand software for public relations management, announced today financial results for the first quarter ended March 31, 2007.

“We are extremely pleased with our financial results for the first quarter of 2007 as revenue grew 52% year-over-year and cash flow from operations grew 73%”, said Vocus President and CEO, Rick Rudman. “During the quarter we saw strong demand across all aspects of our business, which is a direct result of our continued focus on providing great software to serve the increasingly complex and unique needs of the PR marketplace.”

Financial Highlights

•	Revenues for the quarter were $12.60 million, a 52% increase over the same period last year and a 4% increase over the prior quarter. The first quarter of 2007 represents the 31st consecutive quarter of revenue growth for the Company;

•	GAAP loss from operations was $(370,000) for the first quarter of 2007, compared to $(632,000) for the first quarter of 2006. GAAP net income was $2,000, or $0.00 per diluted share, for the first quarter of 2007 compared to a net loss of $(182,000), or $(0.01) per diluted share, for the first quarter of 2006;

•	Non-GAAP income from operations for the quarter was $1.52 million compared to $93,000 for the same period last year. Non-GAAP net income for the quarter was $1.89 million or $0.11 per diluted share compared to $543,000 or $0.03 per diluted share in the same period last year. These non-GAAP financial measures exclude amortization of intangible assets and stock-based compensation relating to SFAS No. 123R. All of these charges are included in Vocus’ GAAP results;

•	Total deferred revenue as of March 31, 2007 was $26.92 million, compared to $21.35 million at March 31, 2006;

•	Cash flow from operations for the quarter was $3.77 million, a 73% increase over the same period last year.

Business Highlights

•	Added 105 net new subscription customers during the quarter compared to 63 net new subscription customers added during the same period last year and ended the first quarter of 2007 with 1,832 total active subscription customers;

•	Signed subscription agreements with new and existing customers including American Bar Association, British Antarctic Survey, Carnegie Endowment, Discovery Communications, Halliburton, Major League Soccer, Nasdaq Stock Market, Oregon State University, Oxford Journals, Panera Bread, Symantec, Sodexho and Wisp Resort;

•	Launched Vocus Spring ’07, the next generation of on-demand software for public relations management, which includes the industry’s most advanced PR platform with over 100 new features and enhancements;

•	Expanded the proprietary distribution network of the Vocus’ PRWeb Online Newswire by partnering with The Associated Press to distribute press releases directly to major media outlets in the top 100 news markets;

•	Entered into a strategic partnership with LexisNexis to provide search engine optimized online news releases for the legal market using the Vocus’ PRWeb Online Newswire;

•	Selected by ASPnews for the sixth consecutive year as one of the world’s 25 leading providers for the ASP industry.

Guidance

Vocus is providing, for the first time, guidance for the second quarter and raising guidance for the full year 2007 based on information as of May 1, 2007:

•	For the second quarter of 2007, revenue is expected to be in the range of approximately $13.3 million to $13.5 million. Non-GAAP EPS, which excludes the amortization of intangible assets and stock-based compensation relating to SFAS No. 123R, is expected to be in the range of $0.08 to $0.09 assuming an estimated non-GAAP weighted average 19.2 million diluted shares outstanding and an estimated non-GAAP effective tax benefit of 1%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.12 per share. GAAP EPS is expected to be in the range of $(0.04) to $(0.03) assuming an estimated weighted average 17.4 million basic shares outstanding;

•	For the full year of 2007, revenue is expected to be in the range of $55.3 million to $55.9 million. Non-GAAP EPS, which excludes the amortization of intangible assets and stock-based compensation relating to SFAS No. 123R, is expected to be in the range of $0.41 to $0.43 assuming an estimated non-GAAP weighted average 19.0 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 5%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.45 per share. GAAP EPS is expected to be in the range of $(0.04) to $(0.02) assuming an estimated weighted average 17.2 million basic shares outstanding. Cash flow from operations is expected to range from $14.25 million to $14.75 million and investments in property and equipment, including capitalized software development costs, are estimated to be $1.25 million for the year.

Conference Call Information

Vocus will discuss the financial results and business highlights of the first quarter 2007 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. The public is invited to listen to a live audio web cast of Vocus’ conference call on the Company’s investor relations website at http://onlinepressroom.net/vocus/ir/webcast/. For investors unable to participate in the live conference call, a replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until May 14, 2007 at 11:59 p.m. ET and can be accessed by dialing (800) 642-1687 or (706) 645-9291 and entering conference number 5253911.

About Vocus, Inc.

Vocus, Inc. (NASDAQ: VOCS) is a leading provider of on-demand software for public relations management. Our web-based software suite helps organizations of all sizes to fundamentally change the way they communicate with both the media and the public, optimizing their public relations and increasing their ability to measure its impact. Our on-demand software addresses the critical functions of public relations including media relations, news distribution and news monitoring. We deliver our solutions over the Internet using a secure, scalable application and system architecture, which allows our customers to eliminate expensive up-front hardware and software costs and to quickly deploy and adopt our on-demand software.  Vocus is used by over 1,800 organizations worldwide and is available in five languages.  Vocus is based in Lanham, MD with offices in North America, Europe and Asia.  For more information, please visit www.vocus.com or call (800) 345-5572.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, the possibility that we will not achieve GAAP profitability, interruptions or delays in our service or our Web hosting, our new business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries
Consolidated Condensed Balance Sheets
(dollars in thousands)

	December 31,	March 31,
	2006	2007
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,506	$28,774
Short-term investments	3,357	4,155
Accounts receivable, net	10,139	7,341
Other current assets	1,146	1,687

Total current assets	41,148	41,957
Property, equipment and software, net	4,359	4,722
Intangible assets, net	11,610	10,857
Other assets	541	718
Goodwill	17,112	17,112

Total assets	$74,770	$75,366

Liabilities, redeemable stock and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,100	$5,077
Current portion of notes payable and capital lease obligations	427	383
Current portion of deferred revenue	26,100	26,604

Total current liabilities	32,627	32,064
Notes payable and capital lease obligations, net of current portion	335	251
Deferred income taxes	185	185
Other liabilities	85	85
Deferred revenue, net of current portion	531	315

Total liabilities	33,763	32,900
Redeemable common stock	33	34
Commitments and contingencies
Stockholders’ equity:
Common stock	170	170
Additional paid-in-capital	80,526	81,984
Treasury stock	(3,283)	(3,283)
Accumulated other comprehensive loss	(48)	(50)
Accumulated deficit	(36,391)	(36,389)

Total stockholders’ equity	40,974	42,432

Total liabilities, redeemable stock and stockholders’ equity	$74,770	$75,366

Vocus, Inc. and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2007
	(unaudited)	(unaudited)
Revenues	$8,262	$12,597
Cost of revenues, including amortization expense of $89 and $30 for the three months ended March 31, 2006 and 2007, respectively	1,962	2,480

Gross profit	6,300	10,117
Operating expenses:
Sales and marketing	4,005	5,611
Research and development	739	745
General and administrative	1,927	3,408
Amortization of intangible assets	261	723

Total operating expenses	6,932	10,487
Loss from operations	(632)	(370)
Other income (expense):
Interest and other income	503	387
Interest expense	(21)	(15)

Income (loss) before provision for income taxes	(150)	2
Provision for income taxes	32	––

Net income (loss)	$(182)	$2

Net income (loss) per share:
Basic	$(0.01)	$0.00
Diluted	$(0.01)	$0.00
Weighted average shares outstanding used in computing per share amounts:
Basic	14,965,271	16,016,478
Diluted	14,965,271	16,598,471

Vocus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended
	March 31,
	2006	2007
	(unaudited)	(unaudited)
Cash flows from operating activities
Net income (loss)	$(182)	$2
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	625	1,090
Other non-cash charges	386	1,279
Changes in operating assets and liabilities	1,344	1,397

Net cash provided by operating activities	2,173	3,768
Cash flows from investing activities
Proceeds from disposal of assets	––	16
Net change in short-term investments	(2,000)	(793)
Software development costs	(10)	(247)
Purchases of property and equipment	(122)	(453)

Net cash used in investing activities	(2,132)	(1,477)
Cash flows from financing activities
Public offering costs	––	(103)
Proceeds from exercise of stock options	161	209
Payments on notes payable and capital lease obligations	(123)	(128)

Net cash provided by (used in) financing activities	38	(22)
Effect of exchange rate changes on cash and cash equivalents	3	(1)

Net increase in cash and cash equivalents	82	2,268
Cash and cash equivalents, beginning of period	40,027	26,506

Cash and cash equivalents, end of period	$40,109	$28,774

Vocus, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures

(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2007
	(unaudited)	(unaudited)
Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations	$(632)	$(370)
Amortization of intangible assets (including $89 and $30 in cost of revenues in 2006 and 2007, respectively)	350	753
Stock-based compensation	375	1,138

Non-GAAP income from operations	$93	$1,521

Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss)	$(182)	$2
Amortization of intangible assets (including $89 and $30 in cost of revenues in 2006 and 2007, respectively)	350	753
Stock-based compensation	375	1,138

Non-GAAP net income	$543	$1,893

Non-GAAP net income per share:
Non-GAAP diluted	$0.03	$0.11
Weighted average shares outstanding used in computing per share amounts:
Non-GAAP diluted	16,446,426	17,489,759
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
Diluted weighted average shares outstanding	14,965,271	16,598,471
Treasury stock effect of outstanding options and warrants	1,022,542	––
Treasury stock effect on outstanding options of SFAS No. 123R	458,613	891,288

Non-GAAP diluted weighted average shares outstanding	16,446,426	17,489,759

Supplemental information of stock-based compensation included in:
Cost of revenues	$19	$115
Sales and marketing	71	326
Research and development	53	110
General and administrative	232	587

Total stock-based compensation	$375	$1,138

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Vocus’ management to evaluate the operating performance of the Company. Management uses these non-GAAP financial measures for planning and evaluation purposes, including the preparation of operating budgets, the calculation of incentive compensation and the determination of appropriate levels of capital investments. The non-GAAP financial measures discussed in this press release exclude amortization of acquired intangible assets and stock-based compensation pursuant to SFAS No. 123R. The amortization of intangible assets recorded in connection with our acquisitions consist of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.  Companies record stock-based compensation under SFAS No. 123R by applying varying valuation methodologies and subjective assumptions to different types of equity awards. Management believes the exclusion of amortization of acquired intangible assets and stock-based compensation under SFAS No. 123R allows management and investors to make meaningful comparisons between our operating results and those of other companies, as well as providing a consistent comparison of our relative historical financial performance. However, management believes that these non-GAAP measures are subject to material limitations since they may not be indicative of ongoing operating results. Management compensates for the limitations in the use of non-GAAP financial measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between the Company’s GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.